EXHIBIT 4.2(a)

                    AMENDMENT NO. 1 dated as of March 16, 2004 (this "Amendment") to the LOAN AND SECURITY Agreement dated as of July 15, 2003 (as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), by and among BELCREST CAPITAL FUND LLC, a Massachusetts limited liability company (the "Borrower"), the Lenders referred to therein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the "Agent"), and Merrill Lynch Capital Services, Inc., a Delaware corporation (the "Swap Provider").


     WHEREAS, on July 15, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $138,000,000;

     WHEREAS, the Borrower has requested and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 3 hereof) as follows:

     Article 1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety to read as follows:

     "`TERM LOAN AGREEMENT' shall mean the Loan and Security Agreement dated as of July 15, 2003 by and between the Term Lender and the Borrower, as amended from time to time in accordance with the terms thereof."

     SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Agent, in form and substance satisfactory to counsel to the Agent;

     (C) the Agent shall have received such other documents as the Agent may reasonably request; and

     (D) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

     SECTION 4. MISCELLANEOUS.

     (A) Capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Credit Agreement.

     (B) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (C) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (D) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (E) This Amendment shall constitute a Fundamental Document.

     (F) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

                                          Borrower:

                                          BELCREST CAPITAL FUND LLC, as Borrower

                                          By: EATON VANCE MANAGEMENT, as Manager


                                          By: /s/ M. Katherine Kreider
                                              ----------------------------------
                                          Name:    M. Katherine Kreider
                                          Title:   Vice President
                                          Address: The Eaton Vance Building
                                                   255 State Street
                                                   Boston, Massachusetts 02109
                                          Telephone No.:  (617) 482-8260
                                          Telecopier No.: (617) 482 3836

                                          Lenders:

                                          MERRILL LYNCH MORTGAGE CAPITAL, INC.,
                                          individually and as Agent


                                          By: /s/ Joshua A. Green
                                              ----------------------------------
                                          Name:    Joshua A. Green
                                          Title:   Vice President
                                          Address: 4 World Financial Center
                                                    10th Floor
                                                   New York, New York 10080
                                          Telephone No.:  (212) 449-7330
                                          Telecopier No.: (212) 449-6673

                                            Swap Provider:

                                            MERRILL LYNCH CAPITAL SERVICES,
                                            INC.,  as Swap Provider

                                            By: /s/ Thomas Finley
                                                --------------------------------
                                            Name:    Thomas Finley
                                            Title:   Managing Director
                                            Address: 4 World Financial Center
                                                      12th Floor
                                                     New York, New York 10080
                                            Telephone No.:  (212) 449-8169
                                            Telecopier No.: (212) 449-6993